Exhibit 99.1

Vivos Therapeutics Provides Update on Revenue Recognition Review

Detailed Analysis Finds Minimal Impact on Prior Financial Results;
No Previously Reported Revenue to be Lost

Previously Reported First Quarter 2022 Revenue Expected to Increase Approximately $200,000;
No Need to Restate Prior Year Financial Statements

Restated First Quarter 2022 Results to be Filed Shortly;

Second and Third Quarter 2022 Financial Results Expected By Year End

HIGHLANDS RANCH, Colo., November 22, 2022 – Vivos Therapeutics, Inc. (“Vivos” or the “Company’’) (NASDAQ: VVOS), a medical technology company focused on developing innovative treatments for patients suffering from dentofacial abnormalities and/or mild to moderate obstructive sleep apnea (OSA) and snoring in adults, today provided an update on its review of the Company’s revenue recognition policies and the expected timing for the release of its second and third quarter 2022 financial results.

Following a lengthy and detailed analysis, Vivos management, supported by outside experts and in concurrence with the Audit Committee of the Company’s Board of Directors, has concluded that although the Company’s previous technical application of ASC Topic 606, Revenue From Contracts with Customers (“ASC 606”) relating to the classification and recognition of aspects of the Company’s revenue required certain corrections, the net effect on the Company’s prior financial results is minimal.

The Company expects it will restate its first quarter 2022 revenue to reflect an increase of approximately $200,000. Also, management’s analysis has concluded no previously reported revenue will be lost; rather the timing for recognizing revenue and the classification of revenue between product and service revenue requires modification in order to be compliant with ASC 606. Importantly, management has concluded, that no restatement of any kind is required to any of the Company’s prior audited annual financial statements.

These corrections do not relate to or have any impact on the Company’s cash flows, and the liquidity of the Company remains unaffected.

Management’s analysis and conclusions have been reviewed by Plante & Moran PLLC, the Company’s independent registered public accountants. The Company expects to file its amended Form 10-Q with restated financial statements for the first quarter of 2022 in the near future, and to file its reports on Form 10-Q for the second and third quarters of 2022 by December 31, 2022.

As disclosed in August 2022, the delay in filing the Company’s Form 10-Q for the second quarter of 2022 was the result of Company analysis and related discussions between the Company and its independent registered public accountants regarding certain technical matters pertaining to the Company’s application of ASC 606.

After analyzing its contracts in detail, the Company determined it needed to recognize certain revenue streams over the customer life as opposed to a one-year period as was previously done, and to reclassify certain aspects of revenue between product and service revenue. The corrections have a cumulative net effect for the three months ended March 31, 2022 of:

1.	Increasing total revenue and decreasing net loss on the condensed consolidated statements of operations and related footnotes by approximately $0.2 million; and

2.	Decreasing contract liability and accumulated deficit by approximately $0.2 million.

The impact for the audited fiscal years ended December 31, 2019, December 31, 2020, and December 31, 2021 (which were also analyzed during this process) have been determined to be quantitatively and qualitatively immaterial.

“We are pleased to have this analysis behind us, and even more pleased the net effect on our previously reported financial results was minimal,” said Kirk Huntsman, Chairman and CEO of Vivos. “While this matter was pending, we were unfortunately unable to report on any of the rather significant and important progress being made at Vivos. Our team is working expeditiously to complete our restated first quarter as well as our second and third quarter 2022 10-Q filings. We do not expect any further delays and plan to complete this process quickly with respect to the first quarter and by no later than year-end for the second and third quarter reports.”

After the filing of its Form 10-Q for the quarter ended September 30, 2022, management will host a conference call to review the results for the period, provide an operational update, and discuss recent milestones, developments and plans for 2023. Further details for the release of the third quarter 2022 financial results and following conference call will be provided in a subsequent announcement.

With the issuance of restated first quarter 2022 financial statements, as well as the filing of Vivos’ second and third quarter 2022 financial statements, the Company will become current on its financial filings for purposes of Nasdaq Stock Market compliance.

Additional information will be available in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (“SEC”).

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as mild-to-moderate obstructive sleep apnea (OSA) and snoring in adults. The Vivos Method represents the first clinically effective nonsurgical, noninvasive, nonpharmaceutical and cost-effective solution. It has proven effective in approximately 28,000 patients treated worldwide by more than 1,600 trained dentists.

The Vivos Method includes the Vivos Complete Airway Repositioning and/or Expansion (CARE) appliance therapy and associated protocols that alter the size, shape and position of the tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-moderate OSA, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes SleepImage diagnostic technology under its VivoScore program for home sleep testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using The Vivos Method.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release the conference call referred to herein, and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “aim,” “expect,” “may,” “could,” “should”, “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “anticipates,” “hopeful,” “estimate” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results (including, without limitation (i) the final conclusion reached on the Company’s revenue recognition policies, (ii) the final impact of such conclusion on the current or any prior reporting periods and (iii) the timing for the filing of the Company’s Form 10-Qs as described herein) may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties relating to the application of ASC 606 to the Company’s business, the nature and timing of the Company’s consultation with its independent auditors and consultants and other risk factors relating to the Company and its business described in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Vivos Investor Relations Contact:

Julie Gannon

Investor Relations Officer

720-442-8113

jgannon@vivoslife.com

Vivos Media Relations Contact:

Amy Cook

Public Relations Officer

949-813-0182

acook@vivoslife.com